Company Contact: James R. McKnight, Jr. Chief Executive Officer 615-771-7575	Investor Relations: Kerry D. Massey Chief Financial Officer 615-771-7575
Diversicare Issues Statement
Regarding Offer and Engagement of Financial Advisor

BRENTWOOD, TN, (August 20, 2021) – Diversicare Healthcare Services, Inc. (the “Company”) (OTCQX: DVCR), a premier provider of long-term care services, today responded to the August 19, 2021 letter received from MCS Plan and Ephram Lahasky (the “Reporting Persons”) pursuant to which the Reporting Persons informed the Company of their interest in acquiring control of the Company. The letter from DAC Acquisition LLC, which is an entity managed by Mr. Lahasky, proposes to acquire all of the outstanding common stock of the Company for $10.10 per share.  The proposal is subject to other material conditions.

The Board of Directors of the Company (the “Board”), consistent with its fiduciary duties and responsibilities under Delaware law and in consultation with its financial and legal advisors, has been in discussions with DAC Acquisition LLC and has been reviewing and assessing the details of the proposal in order to determine the appropriate course of action that will serve the best interests of Diversicare’s stockholders. The Company intends to continue its negotiations and expects to announce the results of such negotiations as soon as available.  The Board has retained Brentwood Capital Advisors LLC as its financial advisor to assist in evaluating this or any other proposed transactions.

The Company has not established a definitive timeline to complete this review and no decision has been reached at this time. There can be no assurance that the review being undertaken will result in a business combination or a path different from the Company's current strategic plan. The Company does not intend to make any further announcements regarding the review unless and until the Board has approved a specific transaction or other course of action requiring disclosure.

FORWARD-LOOKING STATEMENTS
The “forward-looking statements” contained in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are predictive in nature and are frequently identified by the use of terms such as “may,” “will,” “should,” “expect,” “believe,” “estimate,” “intend,” and similar words indicating possible future expectations, events or actions. These forward-looking statements reflect our current views with respect to future events and present our estimates and assumptions only as of the date of this release. Actual results could differ materially from those contemplated by the forward-looking statements made in this release. In addition to any assumptions and other factors referred to specifically in connection with such statements, other factors, many of which are beyond our ability to control or predict, could cause our actual results to differ materially from the results expressed or implied in any forward-looking statements including, but not limited to, the potential adverse effect of the COVID-19 pandemic on the economy, our patients and residents and supply chain, including changes in the occupancy of our centers, increased operation costs in addressing COVID-19, supply chain disruptions and uncertain demand, and the impact of any initiatives or programs that the Company may undertake to address financial and operations challenges faced by its patients served, the duration and severity of the COVID-19 pandemic and the extent and severity of the impact on the Company's patients and residents, actions governments take in response to the COVID-19 pandemic, including the introduction of public health measures and other regulations affecting our centers, and the timing, availability, and adoption of effective medical treatments and vaccines, the impact of the CARES Act, the Paycheck Protection Program and Health Care Enhancement Act, the Consolidated Appropriations Act, 2021 and the American Rescue Plan Act of 2021 and any other COVID-19 relief aid adopted by governments or the implementation or modifications to such acts, including any obligation of the Company to repay any stimulus payments received under such relief aid, perceptions regarding the safety of senior living communities during and after the pandemic, changes in demand for senior living communities and our ability to adapt our sales and marketing efforts to meet the demand, changes in the acuity levels of our new residents, the disproportionate impact of COVID-19 on seniors generally and those residing in our communities, increased regulatory requirements, including unfunded mandatory testing, increased enforcement actions resulting from COVID-19, including those that may limit our collection efforts for delinquent accounts and the frequency and magnitude of legal actions and liability claims that may arise due to COVID-19 or our response efforts, our ability to successfully integrate the operations of new nursing centers, as well as successfully operate all of our centers, our ability to increase census and occupancy rates at our centers, changes in governmental reimbursement, including the Patient-Driven Payment Model that was implemented in October of 2019, government regulation, the impact of the Affordable Care Act, efforts to repeal or further modify the Affordable Care Act, and other health care reform initiatives, any increases in the cost of borrowing under our credit agreements, our ability to comply with covenants contained in those credit agreements, our ability to comply with the terms of our master lease agreements, our ability to renew or extend our leases at or prior to the end of the existing lease terms, the outcome of professional liability lawsuits and claims, our ability to control ultimate professional liability costs, the accuracy of our estimate of our anticipated professional liability expense, the impact of future licensing surveys, the outcome of proceedings alleging violations of state or Federal False Claims Acts, laws and regulations governing quality of care or other laws and regulations applicable to our business including HIPAA and laws governing reimbursement from government payors, the costs of investing in our business initiatives and development, our ability to control costs, our ability to attract and retain qualified healthcare professionals, changes to our valuation of deferred tax assets, changing economic and competitive conditions, changes in anticipated revenue and cost growth, changes in the anticipated results of operations, the effect of changes in accounting policies as well as others.
Diversicare provides long-term care services to patients in 61 nursing centers and 7,250 skilled nursing beds. For additional information about the Company, visit Diversicare's web site: www.DVCR.com.
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